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                                                               EXHIBIT 99-B.8.54

                     FORM OF SELLING AND SERVICES AGREEMENT
                                       AND
                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of this ___ day of _____________, 2004 by and among ING Insurance Company of America ("IICA"), ING Financial Advisers, LLC ("ING Financial") (collectively, "ING"), and ______________ ("Distributor"), acting as agent for the registered open-end management investment companies whose shares are or may be underwritten by Distributor (each a "Fund" or collectively the "Funds").

     WHEREAS, Distributor acts as principal underwriter for the Funds; and

     WHEREAS, IICA is an insurance company that issues annuity contracts to, and/or provides various recordkeeping and other administrative services to, certain plans under Sections 401, 403(b), 457 or 408 of the Internal Revenue Code of 1986, as amended ("Code"), certain nonqualified deferred compensation arrangements, and custodial accounts under Section 403(b)(7) or 408 of the Code (collectively, "Plans"); and

     WHEREAS, such Plans may invest in the Funds directly, or alternatively, certain of such Plans may invest in the Funds indirectly through annuity contracts issued by IICA (the "Contracts"); and

     WHEREAS, IICA has established Variable Annuity Accounts B, C, D and F and may establish such other accounts as may be set forth in Schedule A attached hereto (the "Separate Accounts") to serve as an investment vehicle for the Contracts; and

     WHEREAS, IICA will provide various administrative and shareholder services in connection with the investment by the Plans in the Funds or in the Contracts; and

     WHEREAS, ING Financial will distribute to Plans shares of the Funds or units of the Separate Accounts that may in turn invest in the Funds;

     NOW, THEREFORE, it is agreed as follows:

1.   INVESTMENT OF PLAN ASSETS.

     (a) With respect to Plans that invest in the Funds directly, ING Financial represents that it is authorized under the Plans to implement the investment of Plan assets in the name of an appropriately designated nominee of each Plan ("Nominee") in shares

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of investment companies or other investment vehicles specified by a sponsor, an investment adviser, an administrative committee, or other fiduciary as designated by a Plan ("Plan Representative") upon the direction of a Plan participant or beneficiary ("Participant"). The parties acknowledge and agree that selections of particular investment companies or other investment vehicles are made by Plan representatives or Participants, who may change their respective selections from time to time in accordance with the terms of the Plan.

     (b) With respect to Plans that invest in the Funds indirectly through the Contracts, IICA represents that each of the Separate Accounts is a separate account under Connecticut Insurance law and that it has registered or will register each of the Separate Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by IICA to a Separate Account for investment in the shares of one or more specified open-end management investment companies available through that Separate Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the Contract Owner or Participant, as applicable under a particular Contract.

2.   OMNIBUS ACCOUNT.

     The parties agree that, with respect to each Fund, a single omnibus account held in the name of the Nominee shall be maintained for those Plan assets directed for investment directly in the Fund, and a single omnibus account held in the name of IICA shall be maintained for those Plan assets directed for investment in the Fund through the Contracts (collectively, the "Accounts.") IICA as issuer of the Contracts or as service agent for the Plans, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

3.   PRICING INFORMATION, ORDERS, SETTLEMENT.

     (a) Distributor will make shares available to be purchased by the Nominee or by IICA, as applicable, on behalf of the Accounts, at the net asset value applicable to each order; provided, however, that the Plans or the Separate Accounts meet the criteria for purchasing shares of the Funds at net asset value as described in the Funds' prospectuses. Fund shares shall be purchased and redeemed on a net basis for such Plans or such Separate Accounts in such quantity and at such time determined by ING or the Nominee to correspond with investment instructions received by ING from Contract owners, Plan Representatives or Participants.

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     (b) Distributor agrees to furnish or cause to be furnished to ING Financial for each Fund: (i) confirmed net asset value information as of the close of trading (currently 4:00 p.m., East Coast time) on the New York Stock Exchange ("Close of Trading") on each business day that the New York Stock Exchange is open for business ("Business Day") or at such other time as the net asset value of a Fund is calculated as disclosed in the relevant then current prospectus(es) in a format that includes the Fund's name and the change from the last calculated net asset value, (ii) dividend and capital gains information as it arises, and (iii) in the case of a fixed income fund, the daily accrual or the distribution rate factor. Distributor shall provide or cause to be provided to ING Financial such information by 6:30 p.m., East Coast time.

     (c) ING Financial, as agent for the Funds for the sole purposes expressed herein shall receive from Contract owners, Plan Representatives or Participants for acceptance as of the Close of Trading on each Business Day: (i) orders for the purchase of shares of the Funds, exchange orders, and redemption requests and redemption directions with respect to shares of the Funds held by the Nominee or by IICA on behalf of its Separate Accounts ("Instructions"), (ii) transmit to Distributor such Instructions no later than 9:00 a.m., East Coast time on the next following Business Day, and (iii) upon acceptance of any such Instructions, communicate such acceptance to the Contract owners, Plan Representatives or Plan Participants, as appropriate ("Confirmation"). The Business Day on which such Instructions are received in proper form by ING Financial and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions. Instructions received in proper form by ING Financial and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. ING Financial agrees that all Instructions received by ING Financial, which will be transmitted to Distributor for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that previous Business Day.

     (d) ING Financial will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Fund custodial account or accounts designated by Distributor, as soon as possible, but in any event no later than 4:00 p.m., East Coast time on the same Business Day on which such purchase orders are made by ING in conformance with Section 3(c).

     (e) Distributor or its designees will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by ING Financial, as soon as possible, but in any event no later than 4:00 p.m. East Coast time on the same Business Day on which such redemption orders are received by the Distributor in conformance with
Section 3(c).

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     (f) In lieu of applicable provisions set forth in paragraphs 3(a) through
3(e) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV System, in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement.

     (g) Upon Distributor's request, ING shall provide copies of historical records relating to transactions between the Funds and the Contract owners, Plan Representatives or Participants investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable Distributor or any other designated entity, including without limitation, auditors, investment advisers, or transfer agents of the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization or a shareholder. ING also agrees that ING will permit Distributor or the Funds, or any duly designated representative to have reasonable access to ING's personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

     (h) ING Financial shall assume responsibility as herein described for any loss to Distributor or to a Fund caused by a cancellation or correction made to an Instruction by a Contract owner, Plan Representative or Participant subsequent to the date as of which such Instruction has been received by ING Financial and originally relayed to Distributor, and ING Financial will immediately pay such loss to Distributor or such Fund upon ING Financial's receipt of written notification, with supporting data.

     (i) Distributor shall indemnify and hold ING harmless, from the effective date of this Agreement, against any amount ING is required to pay to Contract owners, Plans, Plan Representatives or Participants due to: (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a Fund, upon written notification by ING, with supporting data, to Distributor. In addition, the Fund or the Distributor shall be liable to ING for systems and out of pocket costs incurred by ING in making a Contract owner's, a Plan's or a Participant's account whole, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset values, dividend and capital gains or financial information. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a Plan's or a Participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

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     (j) Each party shall notify the other of any errors or omissions in any information, including a net asset value and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. ING Financial and Distributor agree to maintain reasonable errors and omissions insurance coverage commensurate with each party's respective responsibilities under this Agreement.

4.   SERVICING FEES.

     The provision of shareholder and administrative services to Contract owners or to the Plans shall be the responsibility of ING Financial, IICA or the Nominee and shall not be the responsibility of Distributor. The Nominee, or IICA on behalf of its Separate Accounts, will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay to IICA a servicing fee based on the annual rate of ____% (_____% quarterly) of the average net assets invested in the Funds through the Contracts or through IICA's arrangements with Plans in each calendar quarter. Distributor will make such payments to IICA within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to IICA for the quarter and such other supporting data as may be reasonably requested by IICA. If required by a Plan or by applicable law, IICA shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such servicing fees, or to use servicing fees it collects from Distributor to offset other fees payable by the Plan to IICA.

5.   12b-1 FEES.

     To compensate ING Financial for its distribution of Fund Shares, Distributor shall make quarterly payments to ING Financial based on the annual rate of ____% (______% quarterly) of the average net assets invested in the Funds through the Contracts or through IICA's arrangements with Plans in each calendar quarter. Distributor will make such payments to ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial. If required by a Plan or by applicable law, ING Financial shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Distributor to offset other fees payable by the Plan to ING Financial.

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6.   EXPENSES.

     Distributor shall make available for reimbursement certain out-of-pocket expenses IICA incurs in connection with providing shareholder services to Contract owners or the Plans. These expenses include actual postage paid by IICA in connection with mailing updated prospectuses, supplements and financial reports to Contract owners or Plan Representatives or Participants for which IICA provides shareholder services hereunder, and all costs incurred by IICA associated with proxies for the Fund, including proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage). Except as otherwise agreed in writing, ING shall bear all other expenses incidental to the performance of the services described herein. Distributor shall, however, provide ING, or at ING's request, the Plan, with such sufficient copies of relevant prospectuses for all Participants making an initial Fund purchase as well as relevant prospectuses, prospectus supplements and periodic reports to shareholders, and other material as shall be reasonably requested by ING to disseminate to Plan participants who purchase shares of the Funds.

7.   TERMINATION.

This Agreement shall terminate as to the maintenance of the Account:

     (a) At the option of either IICA, ING Financial or Distributor upon six (6) months advance written notice to the other parties;

     (b) At the option of IICA or ING Financial, if shares of the Funds are not available for any reason to meet the investment requirements of the Contracts or the Plans; provided, however, that prompt advance notice of election to terminate shall be furnished by the terminating entity;

     (c) At the option of either ING Financial or Distributor, upon institution of formal disciplinary or investigative proceedings against ING Financial, Distributor or the Funds by the National Association of Securities Dealers, Inc. ("NASD"), SEC, or any other regulatory body;

     (d) At the option of Distributor, if Distributor shall reasonably determine in good faith that shares of the Funds are not being offered in conformity with the terms of this Agreement;

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     (e) At the option of ING, upon termination of the management agreement between the Fund and its investment adviser; written notice of such termination shall be promptly furnished to ING;

     (f) Upon the determination of IICA to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. IICA will give 60 days' written notice to the Fund and the Distributor of any decision to replace the Fund's shares;

     (g) Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto; provided, however, that ING Financial and IICA may assign, without consent of Distributor, their respective duties and responsibilities under this Agreement to any of their affiliates, and provided, further, that ING Financial or IICA may enter into subcontracts with other dealers for the solicitation of sales of shares of the Funds without the consent of Distributor, or

     (h) If the Fund's shares are not registered, issued or sold in conformance with federal law or such law precludes the use of Fund shares as an investment vehicle for the Contracts or the Plans; provided, however, that prompt notice shall be given by any party should such situation occur.

8.   CONTINUATION OF AGREEMENT.

     Termination as the result of any cause listed in Section 7 hereof shall not affect the Funds' respective obligations to continue to maintain the Account as an investment option for Contracts then in force for which its shares serve or may serve as the underlying medium, or for Plans electing to invest in the Funds prior to the termination of this Agreement.

9.   ADVERTISING AND RELATED MATERIALS.

     (a) Advertising and literature with respect to the Funds prepared by ING Financial or the Nominee or its agents for use in marketing shares of the Funds to Contract owners or Plans (except any material that simply lists the Funds' names) shall be submitted to Distributor for review and approval before such material is used with the general public or any Contract owner, Plan, Plan Representative, or Participant. Distributor shall advise the submitting party in writing within three (3) Business Days of receipt of such materials of its approval or disapproval of such materials.

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     (b) Distributor will provide to ING at least one complete copy of all prospectuses, statements of additional information, annual and semiannual reports and proxy statements, other related documents, and all amendments or supplements to any of the above documents that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities.

     (c) Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to ING at least quarterly portfolio information necessary to update Fund profiles with seven business days following the end of each quarter.

10.  PROXY VOTING.

     ING or the Nominee will distribute to Contract owners, Plan Representatives or Participants all proxy materials furnished by Distributor or its designees for the Funds. ING and the Nominee shall not oppose or interfere with the solicitation of proxies for Fund shares held for such beneficial owners.

11.  INDEMNIFICATION.

     (a) ING agrees to indemnify and hold harmless the Funds, Distributor and each of their directors, officers, employees, agents and each person, if any, who controls the Funds or their investment adviser within the meaning of the Securities Act of 1933 ("1933 Act") against any losses, claims, damages or liabilities to which the Funds, Distributor or any such director, officer, employee, agent, or controlling person may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, the provision of administrative services by IICA under this Agreement, or (ii) result from a breach of a material provision of this Agreement. ING will reimburse any legal or other expenses reasonably incurred by Distributor or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ING will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the gross negligence or willful misconduct of Distributor or any such director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

     (b) Distributor agrees to indemnify and hold harmless each of ING Financial and IICA, the Nominee and each of their directors, officers, employees, agents and each person, if any, who controls ING Financial and IICA and the Nominee within the

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meaning of the 1933 Act against any losses, claims, damages or liabilities to which ING Financial or IICA, the Nominee, or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Funds or arise out of, or are based upon, the omission or the alleged omission to state a material fact that is necessary to make the statements therein not misleading or
(ii) result from a breach of a material provision of this Agreement. Distributor will reimburse any legal or other expenses reasonably incurred by ING Financial or IICA, the Nominee, or any such director, officer, employee, agent, or controlling person in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of ING Financial or IICA, the Nominee or their respective directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this Agreement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

12.  REPRESENTATIONS AND WARRANTIES.

     (a) Representations of IICA. IICA represents and warrants:

         (i) that it (1) is a life insurance company organized under the laws of the State of Connecticut, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state insurance laws,
(4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the

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term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

         (ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

     (b) Representations of ING Financial. ING Financial represents and warrants:

         (i) that it (1) is a member in good standing of the NASD, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement;

         (ii) that it (1) is a limited liability company duly organized under the laws of the State of Delaware , (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state and securities laws, (4) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement;

         (iii) that it is authorized under the Plans to make available investments of Plan assets in the name of the Nominee of each Plan or in the name of IICA in shares of investment companies or other investment vehicles specified by Plan Representatives or Participants; and

         (iv) that it will not, without the written consent of Distributor, make representations concerning shares of the Funds except those contained in the then-current prospectus and in the current printed sales literature approved by either the Fund or Distributor.

     (c) Representations of Distributor. Distributor represents and warrants:

         (i) that the Funds (1) are duly organized under the laws of the various states, (2) are in good standing in such jurisdictions. (3) are in material compliance with all applicable federal, state and securities laws, and
(4) are duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required;

         (ii) that the shares of the Funds are registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the States and all applicable federal, state, and securities laws; that the Funds amend their registration statements under the 1933 Act and the 1940 Act from time to time as required or in order

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to effect the continuous offering of its shares; and that the Funds have registered and qualified its shares for sale in accordance with the laws of each jurisdiction where it is required to do so;

         (iii) that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, and will make every effort to maintain such qualification, and that Distributor will notify ING Financial and IICA immediately upon having a reasonable basis for believing that any of the Funds have ceased to so qualify or that any might not qualify in the future;

         (iv)  that Distributor (1) is a member in good standing of the NASD,
(2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement; and

         (v) that Distributor (1) is a corporation duly organized under the laws of the State of ____________ (2) is in good standing in that jurisdiction,
(3) is in material compliance with all applicable federal, state, and securities laws, (4) is duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement

13.  GOVERNING LAW.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of Connecticut without giving effect to the principles of conflicts of laws and the provisions shall be continuous.

14.  MISCELLANEOUS.

     (a) Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

     (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

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     To ING Financial/ING:

        ING Financial Advisers, LLC/ING Insurance Company of America 151 Farmington Avenue
        Hartford, CT 06156
        Attention: Julie E. Rockmore, Counsel
        (860) 273-4686

     To Distributor:

        -----------------------
        -----------------------
        -----------------------
        -----------------------
        Attention:
                  -------------
        -----------------------

Any notice, demand or other communication given in a manner prescribed in this Subsection (b) shall be deemed to have been delivered on receipt.

     (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all prior agreement and understandings relating to such subject matter.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.


ING INSURANCE COMPANY OF AMERICA

By
     ------------------------------
Name
     ------------------------------
Title
     ------------------------------


ING FINANCIAL ADVISERS, LLC

By
     ------------------------------
Name
     ------------------------------
Title
     ------------------------------


DISTRIBUTOR

By
     ------------------------------
Name
     ------------------------------
Title
     ------------------------------

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                                   Schedule A

                      For any additional separate accounts

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                                    EXHIBIT I
                                       TO
                         SELLING AND SERVICES AGREEMENT

     PROCEDURES FOR PRICING AND ORDER/SETTLEMENT THROUGH NATIONAL SECURITIES CLEARING CORPORATION'S MUTUAL FUND PROFILE SYSTEM AND MUTUAL FUND SETTLEMENT,
                   ENTRY AND REGISTRATION VERIFICATION SYSTEM

1. As provided in Section 3(f) of the Selling and Services Agreement and Fund Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

     (a) Distributor or the Funds will furnish to ING Financial or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to ING Financial or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and ING Financial or its affiliate.

     (b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, ING Financial or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by ING Financial or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to ING Financial's or its affiliate's compliance with the foregoing, ING Financial or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by ING Financial or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to

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          such Instructions. Instructions received in proper form by ING
          Financial or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

     (c) ING Financial or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

     (d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

     (e) With respect to (c) or (d) above, if Distributor does not send a confirmation of ING Financial's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

     (f) If on any day ING Financial or its affiliate or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or to ING Financial or its affiliate, as applicable, as is otherwise provided in the Agreement.

     (g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

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2.   ING Financial or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

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